EXHIBIT 32.02

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Gregory T. Donovan, certify that (i) the Form 10-K for the year ended December 31, 2013 of the Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of the Campbell Strategic Allocation Fund, L.P.

Date: March 26, 2014	CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer

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